UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Scholastic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SCHL2021 on Wednesday, September 22, 2021 at 9:00 a.m. E.D.T., for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors
2.	Approval of the Scholastic Corporation 2021 Stock Incentive Plan.

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 26, 2021 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.
By order of the Board of Directors

Andrew S. Hedden
Secretary
August 11, 2021

Important Notice Regarding Availability of Proxy Materials

for the 2021 Annual Meeting of Stockholders to Be Held on September 22, 2021

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 22, 2021

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via the internet at www.virtualshareholdermeeting.com/SCHL2021 on Wednesday, September 22, 2021 at 9:00 a.m. E.D.T. and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2021 Annual Report on Form 10-K for the fiscal year ending May 31, 2021 is a part (the “Annual Report”), in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report, are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 11, 2021.

Shares represented by each proxy properly submitted, either by the Internet, telephone or mail as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date; or

•	providing subsequent internet or telephone voting instructions; or
•	voting via electronic means at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and for Proposal 2.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 26, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 32,740,076 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and Proposal 2 and the holders of Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote.  For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
The Estate of Richard Robinson
Iole Lucchese, Special Executor
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	2,937,775	(3)	8.4%
Iole Lucchese
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	3,107,812	(4)	8.9%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,068,162		6.2%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	2,661,027	(5)	8.0%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,078,191		6.3%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,055,862		6.2%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,003,259	(6)	6.0%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	1,831,712		5.5%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.4%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	4,683,201	(7)	14.3%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	—	—	4,526,820	(8)	13.9%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	—	—	2,152,718	(9)	6.6%

(1)

Each of the Estate of Richard Robinson and Iole Lucchese have filed Statements on Schedule13D and Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “Ownership Filings”) regarding beneficial ownership of Common Stock. Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, the former Chairman of the Board, President and Chief Executive Officer of the Company, and Andrew S. Hedden, a former director and current executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Mary Sue Robinson Morrill is the trustee of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with sole voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—890,904 shares (sole voting and investment power); Iole Lucchese, individually— 890,904 shares (sole voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—2,937,775 shares (sole voting and investment power) and Iole Lucchese, individually—3,107,812 shares (sole voting and investment power); Barbara Robinson Buckland—236,450 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—2,196,591 shares (shared voting and investment power) and 466,676 sole voting and investment power; William W. Robinson—246,479 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Florence Robinson Ford—224,150 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Andrew S. Hedden—164,071 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Maurice R. Robinson Trust—

1,831,712 shares (sole voting and investment power) and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).
(3)

Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above; 741,448 shares of Common Stock held directly by the Estate of Richard Robinson, 1,220,690 shares of Common Stock under options exercisable by the Estate of Richard Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 13,214 shares of Common Stock with respect to which the Estate of Richard Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan; 48,138 shares of Common Stock owned by the Richard Robinson Charitable Fund and 3,381 vested RSUs under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”) held by the Estate of Richard Robinson. 741,448 of the shares held directly are pledged to a bank as collateral for a personal loan of Richard Robinson.

(4)

Ms. Lucchese was appointed as an executor of the Estate of Richard Robinson on July 1, 2021 and her holdings include all the shares described in Note 3 above; 31,233 shares of Common Stock held directly by Ms. Lucchese, 132,404 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the 2011 Plan and 6,400 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional unvested 10,569 RSUs under the 2011 Plan.

(5)

Does not include an aggregate of 181,092 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, 3,010 shares held by her daughter-in-law, 1,432 shares held by her son and 97,275 shares in an insurance trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(6)

Includes 33,343 shares of Common Stock held directly by Mr. Hedden; 132,417 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 4,219 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 1,568 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 6,206 unvested RSUs under the 2011 Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment dated February 16, 2021, filed with the SEC reporting beneficial ownership as of December 31, 2020. These shares are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 2,255,013 of the shares, representing 6.7% of the shares outstanding) as to which Price Associates serves as investment adviser, and Price Associates holds 4,683,201 shares, with sole dispositive power over all such shares and sole voting power over 1,655,837 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for BlackRock, Inc. (“BlackRock”) is derived from a Schedule 13G Amendment, dated January 26, 2021, filed with the SEC reporting beneficial ownership as of December 31, 2020. BlackRock has the sole power to direct investments with regard to all 4,526,820 shares and the sole power to vote with regard to 4,465,491 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, BlackRock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)

The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 8, 2021, filed with the SEC reporting beneficial ownership as of December 31, 2020. Vanguard has the sole power to direct investments with regard to 2,101,886 shares, the shared power to vote with regard to 27,753 shares and the shared power to direct investments with regard to 50,832 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and M. Richard Robinson, Jr. (the “Buy Sell Agreement”), the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson, including his executors, heirs and personal representatives as the case may be (collectively, “Robinson”), will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Robinson will be free to accept the Control Offer and to sell Robinson’s shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Delinquent Section 16(a) Beneficial Ownership Reports

During the fiscal year ended May 31, 2021, the Company had no Section 16(a) reports that were delinquent.

Share Ownership of Management

On the Record Date, July 26, 2021, each director and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Iole Lucchese	890,904	(2)	53.8%	3,107,812	(3)	8.9%
Andrés Alonso	—		—	27,931	(4)	*
James W. Barge	—		—	53,563	(5)	*
Mary Beech	—		—	19,887	(6)	*
John L. Davies	—		—	19,887	(6)	*
Robert Dumont			—	1,155	(7)	*
Verdell Walker**	—		—	0		*
Peter Warwick	—		—	33,858	(8)	*
Margaret A. Williams	—		—	47,647	(9)	*
David J. Young	—		—	29,892	(10)	*
Named Executive Officers
Iole Lucchese	890,904	(2)	53.8%	3,107,812	(3)	8.9%
Kenneth J. Cleary	—		—	68,772	(11)	*
Sasha Quinton	—		—	38,295	(12)	*
Judith Newman	—		—	119,674	(13)	*
Satbir Bedi	—		—	0	(14)	*
All directors and executive officers as a group (16 persons)	1,539,524	(2)	92.9%	5,594,162	(15)	15.5%

*	Less than 1.0%
**	Nominee
(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)

See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)

See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above. Ms. Lucchese was elected Chair of the Board on July 18, 2021.

(4)

Includes 3,714 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 17,750 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the

Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(5)

Includes 18,275 shares of Common Stock held directly by Mr. Barge, 14,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 17,750 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan. 14,570 shares of Mr. Barge’s Common Stock held directly are presently used as collateral on a revolving credit line.

(6)

Includes 2,625 shares of Common Stock held directly by such directors, 14,626 shares of Common Stock under options exercisable by such directors within 60 days of the Record Date under the 2017 Plan and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)

Includes 832 shares of Common Stock under options exercisable by Mr. Dumont within 60 days of the Record Date under the 2017 Plan and 323 shares underlying RSUs scheduled to vest within 60 days of the Record date under the 2017 Plan. Mr. Dumont was elected as a director in July 2021 to fill a vacancy and received a pro-rata portion of the annual equity grant made to Outside Directors upon his election.

(8)

Includes 7,333 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 17,750 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(9)

Includes 12,359 shares of Common Stock held directly by Ms. Williams, 14,902 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2007 Plan, 17,750 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2017 Plan and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(10)

Includes 5,930 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan, 17,750 shares of Common Stock under options exercisable under the 2017 Plan and 2,636 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(11)

Includes 5,454 shares of Common Stock held directly by Mr. Cleary, 58,373 shares of Common Stock under options exercisable by Mr. Cleary within 60 days of the Record Date under the 2011 Plan and 4,945 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 9,077 unvested RSUs under the 2011 Plan.

(12)

Includes 2,820 shares of Common Stock owned by Ms. Quinton, 30,628 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under 2011 Plan and 4,847 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 17,239 unvested RSUs under the 2011 Plan.

(13)

Includes 12,231 shares of Common Stock held directly by Ms. Newman, 96,571 shares of Common Stock under options exercisable by Ms. Newman within 60 days of the Record Date under the 2011 Plan, 4,219 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 6,653 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 6,206 unvested RSUs under the 2011 Plan.

(14)	Mr. Bedi’s employment with the Company terminated on December 31, 2020. He no longer owns any shares of Common Stocks or has outstanding equity awards.
(15)

Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock included in the 2.937,775 shares owned by the Estate of Richard Robinson as described in Notes 1, 2 and 3 under “Principal Holders of Class A Stock and Common Stock” above and 648,620 shares Class A Stock and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust of which Mr. Hedden is a trustee. Also includes an aggregate of 137,942 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 468,076 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 43,350 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 118,834 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2017 Plan; an aggregate of 18,775 RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan; an aggregate of 29,477 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; and an aggregate of 8,221 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an aggregate of 4,773 unvested RSUs under the MSPP and an aggregate of 69,805 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2021 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Mary Beech
Margaret A. Williams
David J. Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, business unit contributions and the external market in which the Company competes for executive talent.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the Company considers compensation practices of a compensation peer group for which companies are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

The performance of a specific business unit for which an executive is responsible may be used to create a link between the achievement of business unit financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices have also been designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units and, as deemed appropriate, performance-based stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included, but were not limited to, the following: Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., K-12, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2021. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart. In fiscal 2021, the impact of the COVID-19 pandemic on the operations and financial position of the Company, as well as on its financial performance, was an important consideration in compensation determinations in the context of the factors set forth in the chart for each element of compensation.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including current salary, individual job performance, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the executive officer is responsible for a business unit of the Company, performance of the actual business unit.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a three or four year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

			•	Performance-based stock units, which have been issued on an exceptional basis to a limited number of executives as an incentive for the achievement of specifically defined objectives.

Compensation Element	Objective		Key Features
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all other employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2021, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above and, as a result of this review, the HRCC determined that no increases would be made to base salary for any of the Named Executive Officers in fiscal 2021.

In response to the COVID-19 coronavirus pandemic and its immediate financial impact on the Company as a result of school closures, the HRCC, at its March 2020 meeting, approved certain Human Resources initiatives to reduce compensation expense on a company-wide basis. These measures included reduced workweeks and short term and extended furloughs for non-management employees and a reduced four day workweek, resulting in a 20% pay reduction, for each of the Named Executive Officers, as well as other management-level employees. The base salary for the Named Executive Officers included in the Summary Compensation Table on page 21 reflects this reduction in compensation that was in place for the first thirteen weeks (and seven pay periods) during fiscal 2021 and for eight weeks in fiscal 2020.

Annual Performance-Based Cash Bonus Awards

Generally, the HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case of a Named Executive Officer who is responsible for a business unit of the Company, may also include performance of the business unit, generally through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit. In each case, whether considering the Company as a whole or an executive’s business unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance and that of the business unit. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, with the focus on the overall Company performance funding target first being met in order to fund the bonus pool.

Annual Management Incentive Plan

Potential cash bonus awards for senior management for fiscal 2021, including the Named Executive Officers, and other eligible employees were determined under the Company’s Management Incentive Plan (“MIP”) as redesigned taking into account the impact of the pandemic. For fiscal 2022, the Company has established the Scholastic Corporation Short Term Incentive Plan (the “STIP”) to replace the MIP. Upon the recommendation of the Company’s Executive Management Council, made at the time annual fiscal year targets are established, the targets and metrics under the STIP may include goals established to reflect certain Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental Company or specific individual goals.

Fiscal 2021 MIP Plan Design and Bonuses

The review and approval of the financial targets and metrics in connection with the MIP for fiscal 2021 were postponed because the potential impact of COVID-19 coronavirus pandemic-related school closings on the Company’s school-based businesses could not be appropriately forecasted or measured due to the unprecedented nature of the virus. As a result of the foregoing, Company management engaged Mercer Consulting to assist in designing a comprehensive bonus compensation plan for fiscal 2021 which would include a cash contingency pool to be set aside to be allocated after the end of the fiscal year once actual performance was known, combined with an equity incentive component described under “Long Term Incentive Compensation” on page 15 below.

The Company achieved Corporate Operating Income of $39.2 million for fiscal 2021, which funded a contingency pool of $6.3 million. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets.

Cash bonuses to be paid to each Named Executive Officer receiving a bonus for fiscal 2021 under the redesigned MIP are as follows:

Name	Bonus
Richard Robinson(1)	$606,250
Kenneth Cleary	$201,250
Iole Lucchese	$297,500
Judith Newman	$236,075

(1)This bonus will be paid to the Estate of Mr. Robinson.

Fiscal 2022 STIP

As discussed above, the annual bonus awards are generally designed to reward for Company-wide performance, as well as certain other indicators of performance. With respect to fiscal 2022, the HRCC intends to set the performance measures based on Company-wide and individual department or group financial goals, focusing on the objective of meeting the Company’s fiscal 2022 operating plan, however, the terms of the fiscal 2022 STIP are still under consideration and the plan design is expected to be approved at the HRCC’s meeting to be held in September 2021.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term incentive compensation through equity incentives in the form of stock options, restricted stock units and performance-based stock units granted to executive officers, including the Named Executive Officers, and senior management, as well as certain other eligible employees.

The general practice of the HRCC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other members of senior management, at its regularly scheduled meeting in September. Such grants currently vest 33 1/3% each year over a three year period, with the stock option grants having a seven year exercise period.

•

Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations. In the case of fiscal 2021, as referred to under “Fiscal 2021 MIP Plan Design and Bonuses” on page 14 above, the HRCC, in lieu of merit increases to all employees at the manager level and above, determined to grant equity-based awards to such employees, including the Named Executive Officers and other members of senior management, with cash bonuses, being limited to the MIP contingency pool as described.

The Company currently makes its grants of stock options, restricted stock units and other stock-based awards under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”), which was approved by the Board in July 2011 and by the Class A Stockholders in September 2011. It is intended that grants in respect to fiscal 2022 will be considered by the HRCC under the Scholastic Corporation 2021 Stock Incentive Plan beginning with its meeting to be held in September 2021, effective following the vote of the Class A Stockholders on Proposal 2 set forth herein, “Approval of the Scholastic Corporation 2021 Stock Incentive Plan.”

The practice of the HRCC is to generally award restricted stock units tied to vesting and stock options, including a combination of the foregoing in most cases. This determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such components. Accordingly, in years in which annual equity grants are made, the Company currently intends to utilize grants of stock options, restricted stock units and, on a limited basis, performance stock units, or a combination thereof, to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

As indicated above, during fiscal 2021, the HRCC granted equity-based awards to certain of the Named Executive Officers and other members of senior management in the context of the redesigned MIP, as well as making a general grant to employees in lieu of merit increases. Pursuant to its customary practice, grants were also made to certain newly-hired or promoted employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC historically vested in 25% annual installments beginning on the first anniversary of the grant date and expired after ten years; however, the grants made to the Named Executive Officers and certain other members of senior management in fiscal 2021 vest in three annual installments beginning on the first anniversary of the date of grant and expire after seven years.  Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The vesting of restricted stock units has been historically in four equal annual installments beginning with the first anniversary of the date of grant, however the grants made to the Named Executive Officers and certain other members of senior management during fiscal 2021 vest in three annual installments. The 2011 Plan does not permit the deferral of restricted stock units. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The proposed 2021 Stock Incentive Plan, as discussed under Proposal 2 “Approval of the Scholastic Corporation 2021 Stock Incentive Plan,” set forth herein, does not permit the deferral of restricted stock units, and the vesting of restricted stock units which may be awarded thereunder is anticipated to be in either three or four equal annual installments beginning with the first anniversary of the date of grant.

The specific fiscal 2021 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2021 is set forth below in the “Outstanding Equity Awards at May 31, 2021” table. It is intended that any such grants to be considered by the HRCC at its meeting to be held in September 2021 will be effective following the vote of the Class A Stockholders on Proposal 2 set forth herein.

Employment agreement with Chief Executive Officer

On July 18, 2021, the Board elected one of its members, Peter Warwick, to succeed Richard Robinson, who passed away unexpectedly on June 5, 2021, as the Company’s Chief Executive Officer and President, effective August 1, 2021, for a three year term. Mr. Warwick will continue to serve as a member of the Board.

In connection with his appointment as the Company’s Chief Executive Officer and President, Mr. Warwick entered into a three year employment agreement with the Company (the "CEO Employment Agreement"), which was unanimously recommended by the HRCC (without Mr. Warwick’s participation) and approved unanimously by the Board members, with Mr. Warwick recusing himself from the discussion and abstaining from the vote thereon.

The CEO Employment Agreement provides for: (i) an initial base annual salary of $1,000,0000, which may be increased but not decreased during the term; (ii) an annual cash discretionary bonus based on a target bonus opportunity of 125% of base salary and the level of satisfaction of performance criteria determined on an annual basis, provided in the case of the discretionary bonus in respect to the fiscal year ending May 31, 2022, a minimum cash discretionary bonus of $625,000 is guaranteed; (iii) an initial equity award of $1.5 million under the 2011 Plan (approved by the HRCC at its meeting held on July 20, 2021 with an effective grant date of August 2, 2021), 75% of the award in the form of restricted stock units and 25% in the form of stock options, with the award vesting over a three year period, subject to acceleration in the case of certain termination events; and (iv) an annual equity grant under the 2011 Plan (or any successor plan) in the form of performance-based restricted stock units (PSUs) with a target fair market value of $1 million per year during the three-year term of the CEO Employment Agreement. The performance criteria for the PSUs will be established annually by the HRCC in consultation with Mr. Warwick, with each annual grant vesting in one year.

In the event of a termination of Mr. Warwick by the Company without "cause" (as defined) or Mr. Warwick terminates his employment or for "Good Reason" (as defined), following a Change of Control of the Company, Mr. Warwick will be entitled to twice the present value of his remaining base salary as severance. If Mr. Warwick's employment with the Company is terminated due to his death or disability, he (or his estate) shall be entitled to receive his accrued base salary, expense reimbursement and vested equity awards (the "Accrued Obligations").  Also, in either case, any stock options or RSUs, to the extent then outstanding and unvested, will become fully vested and, in the case of stock options, fully exercisable during the remaining term of the options. If Mr. Warwick is terminated without cause or leaves the employment for "Good Reason" (other than resulting from a Change of Control), he shall be entitled to receive the Accrued Obligations, a cash severance payment equal to the present value of his base salary through the expiration date of the CEO Employment Agreement, COBRA premium payments for health coverage for up to 18 months, accelerated vesting / exercisability of his RSUs and stock options and a partial year discretionary bonus provided that the applicable performance criteria for the period in question have been met.

During the term of the CEO Employment Agreement, Mr. Warwick will be eligible for all employee benefits (including health insurance and 401(k) or other retirement plans, and participation in the STIP and MSPP, on terms not less favorable than those provided generally to other senior executives of the Company. The CEO Employment Agreement also contains other customary terms and conditions of senior executive employment agreements.

Compensation Arrangement with Executive Officer

On November 18, 2019, the Company extended an offer of employment (the “Offer”) to Sasha Quinton, Executive Vice President and President, Scholastic Book Fairs.

Under the principal terms of the Offer, Ms. Quinton, who commenced employment at the Company on January 6, 2020, is entitled to receive: (i) a base salary at the rate of $600,000 per year; (ii) three annual equity incentive grants, each with three year vesting, under the 2011 Plan and valued at $500,000 each (60% of each grant to be made in the form of restricted stock units and 40% to be made in the form of non-qualified stock options), such grants to be made in fiscal 2020, 2021 and 2022, respectively, upon approval of the HRCC; (iii) a MIP target bonus percentage of 70% of her base salary; (iv) a one-time cash sign-on bonus of $300,000 and (v) relocation assistance. Information on the compensation received by Ms. Quinton during fiscal 2021 and fiscal 2020 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Ms. Quinton during fiscal 2021 and fiscal 2020 is set forth below in the “Outstanding Equity Awards at May 31, 2021” table.

On December 15, 2020, HRCC approved a special, one-time cash bonus of $150,000 for Ms. Quinton in recognition of the significant contribution made by her relating to a specific organizational assignment undertaken in connection with the design and implementation of a major restructuring of Scholastic Book Fairs in response to the impact of school closures due to COVID-19 coronavirus pandemic on the business of Scholastic Book Fairs, which amount is included in the “Summary Compensation Table.”

Performance Bonus Arrangement for Named Executive Officer

At its September 2019 meeting, the HRCC approved the Company entering into a three-year incentive arrangement for Satbir Bedi, then the Executive Vice President and Chief Technology Officer of the Company, and authorized management to complete the key performance metrics for such arrangement.  The purpose of the performance bonus arrangement was to recognize Mr. Bedi’s leadership in the development, implementation and deployment of the Company’s technological transformation initiatives and to provide an incentive for the further successful implementation of such initiatives. The arrangement, as originally designed, was intended to cover a three-year performance period including fiscal years 2019, 2020 and 2021 and was to provide for an award of performance-based stock units (PSUs) to be issued under the 2011 Plan and to fully vest in their entirety at the end of such three-year period, based on meeting annual performance metrics during each of the three fiscal years covered by the arrangement.

For fiscal 2019, the bonus earned, calculated in accordance with the terms of the performance bonus arrangement, was 40% of the target bonus amount, resulting in a fully accrued bonus amount of $186,667.  For fiscal 2020, the bonus earned resulted in a fully accrued bonus amount of $120,000.  The amounts of $186,667 and $120,000 in respect of fiscal 2019 and fiscal 2020, respectively, are included in the “Summary Compensation Table”. As discussed below, the accrued bonus amounts were settled in cash pursuant to a severance arrangement between the Company and Mr. Bedi.

Severance Agreement with Executive Officer

On September 11, 2020, the Company and Mr. Bedi entered into a mutual agreement regarding the voluntary departure of Mr. Bedi in order to enable Mr. Bedi to pursue his personal interests (the “Severance Agreement”). Pursuant to the terms of Severance Agreement, Mr. Bedi resigned as Executive Vice President and Chief Technology Officer of the Company on December 31, 2020.

Under the terms of the Severance Agreement, Mr. Bedi received a lump sum cash payment of $1,206,313, which included a cash payment for the accrued amounts under the performance bonus arrangement discussed above, and the continuation of his medical benefit coverage under the Company’s group medical plan for a one year period, with the Company paying the employer portion of such coverage and Mr. Bedi paying the employee share. In addition, Mr. Bedi was entitled to exercise any stock options then held by him for a period of ninety days after his termination.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers, except that Mr. Robinson was not eligible to participate in the ESPP. The ESPP permits participating employees to purchase, through after-tax payroll deductions,

Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, currently only Mr. Cleary participates in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2021, senior management participants in the MSPP were permitted to defer receipt of all or a portion of their annual cash bonus payments, which would be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2021. The deferral period chosen by the participants could not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs would be converted into shares of Common Stock on a one-to-one basis. During fiscal 2021, four members of senior management, including the late Mr. Robinson, Mr. Cleary and Ms. Newman, who are Named Executive Officers, are receiving bonuses from the discretionary pool under the MIP and making deferrals under the MSPP.

Results of Stockholder Advisory Vote on Compensation of Named Executive Officers

At the 2020 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2020 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2021 as outlined in the Company’s compensation philosophy and framework described above, as modified in the context fof the pandemic in respect to fiscal 2021, also discussed above. In addition, at the 2020 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2023 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2021, 2020 and 2019, as indicated below.

Name and Principal Position	Fiscal Year	Salary(1)(2) ($)		Bonus ($)		Stock Awards(3) ($)		Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(6) ($)	Total ($)
Richard Robinson(7)	2021	$917,769		$0		$0		$0	$606,250	$0	$117,869	$1,641,888
Former Chairman of the Board,	2020	$940,153		$0		$0		$0	$0	$0	$94,462	$1,034,615
Chief Executive Officer	2019	$1,007,308		$0		$0		$1,609,997	$0	$0	$139,845	$2,757,150
and President
Kenneth J. Cleary	2021	$544,039		$0		$239,989		$160,010	$201,250	$0	$18,698	$1,163,986
Chief Financial Officer	2020	$557,308		$0		$0		$0	$0	$0	$10,834	$568,142
	2019	$568,270		$0		$149,989		$100,003	$0	$0	$12,972	$831,234
Iole Lucchese	2021	$662,308		$0		$300,001		$199,999	$297,500	$0	$48,198	$1,508,006
Executive Vice President,	2020	$678,462		$0		$0		$0	$230,200	$0	$12,257	$920,919
Chief Strategy Officer	2019	$638,462		$0		$149,989		$100,003	$250,000	$0	$12,928	$1,151,382
Sasha Quinton(8)	2021	$567,693		$150,000	(9)	$300,001		$199,999	$0	$0	$194,148	$1,411,841
Executive Vice President,	2020	$230,769		$300,000		$299,988		$200,011	$0	$0	$220,968	$1,251,736
President, Scholastic Book Fairs
Judith Newman	2021	$638,181		$0		$164,999		$110,011	$236,075	$0	$20,834	$1,170,090
Executive Vice President,	2020	$653,746		$0		$0		$0	$0	$0	$23,726	$677,473
Scholastic Book Clubs	2019	$700,443		$0		$149,989		$100,003	$0	$0	$89,435	$1,039,870
Satbir Bedi	2021	$387,019	(10)	$0		$0		$0	$0	$0	$1,268,862	$1,655,881
Former Executive Vice President,	2020	$605,770		$0		$120,000	(11)	$0	$0	$0	$134,944	$860,714
Chief Technology Officer	2019	$606,731		$0		$336,656	(11)	$100,003	$0	$0	$143,569	$1,186,959

(1)

All of the Named Executive Officers, pursuant to the Company’s Covid-related HR initiatives, received a 20% pay reduction and a four day workweek for the first thirteen weeks of the fiscal year ended May 31, 2021 and for the final eight weeks of the fiscal quarter ended May 31, 2020.

(2)	For the fiscal year June 1, 2018 through May 31, 2019, there were 27 instead of the usual 26 pay periods.
(3)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock units during fiscal 2021 other than for Mr. Bedi who had 6,400 RSUs forfeited), fiscal 2020 and fiscal 2019 for the Named Executive Officers.

(4)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. During fiscal 2021, Mr. Robinson had 85,812 stock options forfeited, Ms. Lucchese had 1,000 stock options forfeited and Mr. Bedi had 10,137 stock options forfeited. There were no forfeitures of stock options during fiscal 2020 and 2019 for the Named Executive Officers.

(5)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2021, Mr. Robinson, Mr. Cleary, Ms. Lucchese, Ms. Quinton, Ms. Newman and Mr. Bedi elected to invest 100%, 50%, 0%, 0%, 50% and 0%, respectively, of his or her fiscal 2021 bonus for the purchase of RSUs. For fiscal 2020, Mr. Robinson, Mr. Cleary, Ms. Lucchese and Mr. Bedi elected to invest 100%, 50%, 35%, and 0%, respectively, of his or her fiscal 2020 bonus for the purchase of RSUs and only Ms. Lucchese received a bonus for fiscal 2020, with her purchase of RSUs under the MSPP being made on September 1, 2020. For fiscal 2019, Mr. Robinson, Mr. Cleary, Ms. Lucchese and Mr. Bedi elected to invest 100%, 50%, 0% and 0%, respectively, of his or her fiscal 2019 bonus for the purchase of RSUs; however no cash bonuses were paid to the foregoing for fiscal 2019. Ms. Quinton was not eligible to participate in the MSPP until fiscal 2021.

(6)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(7)

Mr. Robinson, the Company’s Former Chairman, Chief Executive Officer and President, passed away unexpectedly on June 5, 2021 and all of the information presented herein reflects the completion of the three full fiscal years.

(8)

Ms. Quinton joined the Company in January 2020. Accordingly, the salary provided for fiscal 2020 is for a partial year, and her bonus for fiscal 2020 represents a sign-on bonus, as more fully described on page 18.

(9)	Ms. Quinton received a special one-time bonus of $150,000 in December 2020 as more fully described on page 18.
(10)	Reflects fiscal 2021 salary through December 31, 2020, which was Mr. Bedi’s last day with the Company.
(11)

Of this amount, $120,000 and $186,667 represent the dollar value amounts accrued in fiscal 2020 and fiscal 2019, respectively, that are associated with performance-based stock units under the three-year incentive arrangement for Mr. Bedi described on page 19 of this proxy statement.

Summary of All Other Compensation

Name	Fiscal Year	Severance		401(k) Plan Formerly Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2021	$0		$8,444	$250	$0	$109,175	$0	$117,869
	2020	$0		$8,444	$250	$0	$85,768	$0	$94,462
	2019	$0		$8,194	$250	$32,289	$99,112	$0	$139,845
Kenneth J. Cleary	2021	$0		$8,890	$480	$0	$0	$9,328	$18,698
	2020	$0		$7,642	$480	$0	$0	$2,712	$10,834
	2019	$0		$9,361	$480	$0	$0	$3,131	$12,972
Iole Lucchese	2021	$0		$9,012	$480	$26,824	$0	$11,882	$48,198
	2020	$0		$8,562	$480	$0	$0	$3,215	$12,257
	2019	$0		$8,077	$480	$0	$0	$4,371	$12,928
Sasha Quinton	2021	$0		$4,488	$480	$0	$175,847	$13,333	$194,148
	2020	$0		$6,369	$200	$0	$214,399	$0	$220,968
Judith Newman	2021	$0		$8,941	$480	$0	$1,937	$9,476	$20,834
	2020	$0		$7,938	$480	$0	$12,093	$3,215	$23,726
	2019	$0		$8,373	$480	$63,536	$12,675	$4,372	$89,435
Satbir Bedi	2021	$1,202,311	(4)	$1,803	$280	$0	$56,584	$3,882	$1,268,862
	2020	$0		$7,878	$480	$0	$123,371	$3,215	$134,944
	2019	$0		$8,013	$480	$0	$130,721	$4,355	$143,569

(1)

Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for the purchase dates in fiscal 2021 and fiscal 2019, under FASB ASC Topic 718 of $5.62 and $9.55, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report. There was no bonus paid under the MIP in fiscal 2019 to any of the Named Executive Officers who had elected to participate in the MSPP, so there was no purchase of restricted stock units under the MSPP for any of the Named Executive Officers in fiscal 2020.

(2)

For Mr. Robinson, $109,175, $85,768 and $94,989 of the amounts shown for fiscal 2021, 2020 and 2019 respectively, represent a portion or all of the compensation of certain employees who performed administrative services for Mr. Robinson personally from time to time and $4,123 represents club membership dues used partially for personal use in fiscal 2019. For Ms. Quinton, the amount shown for fiscal 2021 and fiscal 2020 represents relocation assistance and temporary housing of $175,847 and $214,399, respectively, which includes $51,728 and $62,765, respectively, for the related tax gross up, pursuant to her offer of employment, as more fully described on page 18. For Mr. Bedi, the amounts shown for fiscal 2021, 2020 and 2019 represent a net housing allowance of $35,000, $60,000 and $60,000 and related tax gross-up of $52,582, $63,371 and $70,721, respectively, and $4,002 for medical insurance premiums paid by the Company as more fully described on page 19. For Ms. Newman, amounts shown represent the cost of a Company-provided automobile lease.

(3)

In each of fiscal 2021, 2020 and 2019, the Company made four dividend payments of $0.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under both such plans for the periods indicated.

(4)

Includes settlement of dollar amounts previously accrued for fiscal 2020 and 2019 in respect of performance stock units under Mr. Bedi’s three-year incentive arrangement. Such accrued amounts are reported in the Summary Compensation Table under “Stock Awards” for fiscal 2020 and 2019.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2021 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			All Other Stock	All Other Options			Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units(2) (#)	Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/sh)(3)	Closing Market Price on Grant Date ($/sh)	Fair Value of Stock and Option Awards(4) ($)
Richard Robinson	—	$606,250	$1,212,500	$1,818,750	—	—	—	—	—
Kenneth J. Cleary	9/22/2020	$201,250	$402,500	$603,750		42,443	$20.63	$20.64	$160,020
	9/22/2020				11,633			$20.64	$239,939
Iole Lucchese	9/22/2020	$297,500	$595,000	$892,500		53,050	$20.63	$20.64	$199,999
	9/22/2020				14,542		$20.63	$20.64	$300,001
Sasha Quinton	9/22/2020	$210,000	$420,000	$630,000		53,050	$20.63	$20.64	$199,999
	9/22/2020				14,542			$20.64	$300,000
Judith Newman	9/22/2020	$236,075	$472,150	$708,255		29,178	$20.63	$20.64	$110,001
	9/22/2020				7,998		$20.63	$20.64	$164,999
Satbir Bedi(5)	—	—	—	—	—	—	—	—	—

(1)	Represents the potential amounts of cash bonus that could have been received for fiscal 2021 under the MIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Represents restricted stock units which vest in 33 1/3% increments beginning with the first anniversary from the date of grant.
(3)	The exercise price for all stock options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, September 22, 2020.
(4)

This column shows the fair values of restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $3.77 for the grants received the Named Executive Officers on September 22, 2020.

(5)

As discussed on page 19, on September 11, 2020, Mr. Bedi and the Company entered into a mutual agreement regarding Mr. Bedi’s voluntary departure. Accordingly, Mr. Bedi did not receive any award grants in fiscal 2021.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2021

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2021.

		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(2) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Richard Robinson	10/7/2011	224,172	0	$28.18	10/7/2021
	9/17/2013	198,789	0	$30.17	9/17/2023
	9/23/2014	182,975	0	$33.87	9/23/2024
	9/21/2015	137,477	0	$43.56	9/21/2025
	9/20/2016	165,945	0	$39.16	9/20/2026
	9/19/2017	146,062	48,688	$38.60	9/19/2027
	9/25/2018	58,291	58,291	$42.94	9/25/2028
Kenneth J. Cleary	10/7/2011	2,427	0	$28.18	10/7/2021
	9/23/2014	5,103	0	$33.87	9/23/2024
	9/21/2015	5,149	0	$43.56	9/21/2025
	9/20/2016	6,119	0	$39.16	9/20/2026
	9/19/2017	5,463	1,821	$38.60	9/19/2027	195		$6,568
	12/12/2017	11,739	3,913	$42.02	12/12/2027	447		$15,055
	9/25/2018	4,270	4,270	$42.94	9/25/2028	1,747		$58,839
	9/22/2020	0	42,443	$20.63	9/22/2027	11,633		$391,799
Iole Lucchese	10/07/2011	10,922	0	$28.18	10/07/2021
	9/17/2013	16,954	0	$30.17	9/17/2023
	9/23/2014	21,194	0	$33.87	9/23/2024
	9/21/2015	15,972	0	$43.56	9/21/2025
	9/20/2016	19,806	0	$39.16	9/20/2026
	9/19/2017	17,601	5,867	$38.60	9/19/2027	680		$22,902
	9/25/2018	4,270	4,270	$42.94	9/25/2028	1,747		$58,839
	9/22/2020	0	53,050	$20.63	9/22/2027	14,542		$489,775
Sasha Quinton	3/17/2020	12,945	25,892	$26.51	3/17/2030	7,544		$254,082
	9/22/2020	0	53,050	$20.63	9/22/2027	14,542		$489,775
Judith Newman	9/23/2014	21,194	0	$33.87	9/23/2024
	9/21/2015	15,972	0	$43.56	9/21/2025
	9/20/2016	119,806	0	$39.16	9/20/2026		$
	9/19/2017	17,601	5,867	$38.60	9/19/2027	680		$22,902
	9/25/2018	4,270	4,270	$42.94	9/25/2028	1,747		$58,839
	9/22/2020	0	29,178	$20.63	9/22/2027	7,998		$269,373

(1)	Mr. Bedi terminated employment with the Company on December 31, 2020 and had no outstanding equity awards on May 31, 2021 and is not included in the table above.

(2)

All stock options granted in fiscal 2021 vest in 33 1/3% increments beginning on the first anniversary of the date of grant and have a seven year term. The grant made on March 17, 2020 vests in 33 1/3% increments beginning with the first anniversary of the date of grant and have ten year term. All stock options that were granted in fiscal 2019 vest in 25% increments beginning with the first anniversary of the date of grant and have a ten year term.

(3)

The restricted stock units granted in September 2017, December 2017 and September 2018 vest in annual 25% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on March 17, 2020 to Ms. Quinton vest in 33 1/3% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on September 22, 2020 to Mr. Cleary, Ms. Quinton, Ms. Lucchese and Ms. Newman vest in 33 1/3% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $33.68, the closing price of the Common Stock on NASDAQ on May 28, 2021, the last business day of fiscal 2021.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2021 upon the exercise of stock options and upon the vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Richard Robinson	0	$0	0	$0
Kenneth J. Cleary	0	$0	1,705	$37,735
Iole Lucchese	0	$0	2,224	$46,048
Sasha Quinton	0	$0	3,772	$115,235
Judith Newman	0	$0	2,224	$46,048
Satbir Bedi	0	$0	2,224	$46,048

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Each of Ms. Lucchese, Ms. Newman and Mr. Bedi had 1,351 RSUs and Mr. Cleary had 386 RSUs vest on September 21, 2020 and the closing price on that date was $20.76. Each of Mr. Cleary, Ms. Lucchese, Ms. Newman and Mr. Bedi had 873 RSUs vest on September 25, 2020, and the closing price on that date was $20.62. Mr. Cleary had 446 RSUs vest on December 14, 2020, and the closing price on that date was $26.28. Ms. Quinton had 3,772 RSUs vest on March 17, 2021, and the closing price on that date was $30.55.

Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan ended. The Retirement Plan was terminated, effective September 30, 2016. In fiscal 2018, upon completion of the termination process, all participants in the Retirement Plan received, in accordance with the terms of the Retirement Plan, his or her full balance in an annuity or in a lump sum, with the option to automatically “roll-over” his or her lump sum into the Company’s 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2021 and the balances thereunder at May 31, 2021.

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Richard Robinson	$0	$113,872
Kenneth J. Cleary	$0	$0
Sasha Quinton	$0	$0
Iole Lucchese	$80,570	$160,754
Judith Newman	$0	$224,073

(1)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 28, 2021, the last business day of fiscal 2021, and was calculated by multiplying the number of RSUs held by $33.68, the closing price of the Common Stock on NASDAQ on such date.  Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution. Mr. Bedi did not participate in the Company’s deferred compensation plan and was no longer employed with the Company as of May 31, 2021 and accordingly, is not included in the table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers (other than Mr. Bedi who, as of May 31, 2021, was no longer a Named Executive Officer of the Company) in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2021 using, for equity awards, the closing price per share of the Common Stock on May 28, 2021, the last business day of fiscal 2021, of $33.68. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2021, Ms. Quinton and Ms. Lucchese are not retirement eligible under any of the plans and Mr. Cleary and Ms. Newman are retirement eligible under all of the plans. Mr. Robinson was of retirement age under all of the plans and passed away unexpectedly on June 5, 2021. The Company does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted the 2011 Plan and previously purchased RSUs under the MSPP specifically negotiated arrangements.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (generally one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. Neither of the MSPP or the 2011 Plan contain provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 30 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the MIP through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

2011 Plan

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2011 Plan in effect at May 31, 2021.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated. Participant or his estate has one year to exercise vested options.
RSUs granted under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate), other than Mr. Bedi as noted above, would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2021 under the MSPP and the 2011 Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2021, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary, unless contractually-obligated, and are therefore omitted from the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)
Richard Robinson
MSPP(1)	$103,053	$103,053	$110,053	$113,872	$113,872	$113,872
2011 Plan stock options(2)	$1,930,695	$0	$1,930,695	$1,930,695	$1,930,695	$1,930,695
Total	$2,033,748	$103,053	$2,040,748	$2,044,567	$2,044,567	$2,044,567
Kenneth J. Cleary
2011 Plan restricted stock units(3)	$0	$0	$0	$374,311	$472,261	$472,261
2011 Plan stock options(2)	$13,348	$0	$13,348	$428,760	$567,230	$567,230
Total	$13,348	$0	$13,348	$803,071	$1,039,491	$1,039,491
Sasha Quinton
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$743,856	$743,856
2011 Plan stock options(2)	$92,816	$0	$92,816	N/A	$970,764	$970,764
Total	$92,816	$0	$92,816	N/A	$1,714,620	$1,714,620
Iole Lucchese
MSPP(1)	$80,568	$80,568	$107,297	N/A	$160,754	$160,754
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$571,499	$571,499
2011 Plan stock options(2)	$119,579	$0	$119,579	N/A	$881,882	$881,882
Total	$200,147	$80,568	$226,876	N/A	$1,614,135	$1,614,135
Judith Newman
MSPP(1)	$202,783	$202,783	$216,976	$224,073	$224,073	$224,073
2011 Plan restricted stock units(3)	$0	$0	$0	$283,771	$351,114	$351,114
2011 Plan stock options(2)	$0	$0	$0	$285,580	$380,773	$380,773
Total	$202,783	$202,783	$216,976	$793,424	$955,960	$955,960

(1)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 28, 2021, the last business day of fiscal 2021, of $33.68 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $33.68 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $33.68 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $33.68 and the lesser of the purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination.

(2)

Under the terms of the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(3)

All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 28, 2021, the last business day of fiscal 2021, of $33.68 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

To determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, the Company has excluded 329 employees in India, 5 in Indonesia, and 4 in Taiwan out of its global employee population of approximately 7,000. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives. In order to determine the median employee, the employee population was evaluated as of March 31, 2021 using actual paid compensation from June 1, 2020, through March 31, 2021. Non-US compensation was converted to US dollars based on applicable exchange rates as of March 31, 2021. To determine the median, the compensation amounts were then annualized and any effects of a Company-wide COVID-19 related furlough eliminated. Once the median employee was determined, such employee’s actual compensation for fiscal 2021 was used for the calculation of the pay ratio below. For fiscal 2021, Mr. Robinson received thirteen fewer weeks’ pay under the salary reduction program in place in the first quarter of fiscal 2021 as described on page 13 of this proxy statement.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for the median employee is $30,692. Using the CEO’s total compensation of $1,641,888 under the same definition, the resulting ratio is 53:1.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, a Named Executive Officer of the Company, would enter into a publishing agreement for the publication of certain children’s books by the Company. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, is not involved in the Book Clubs group’s decision whether to include any of the books produced under the agreement as Book Club offerings.

Under the agreement, an aggregate amount of $173,500 in advances has been paid to Egg in the Hole for the publication of eleven titles in total by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders
Common Stock	4,987,262	$29.73	1,485,323	(1)
Class A Stock	−
Equity Compensation plans not approved by security holders	−	−	−
Common Stock	−	−	−
Class A Stock	−	−	−
Total	4,987,262	$29.73	1,485,323

(1)

Includes 289,142 shares of Common Stock available at May 31, 2021 under the ESPP; 305,952 shares of Common Stock available at May 31, 2021 under the MSPP; 661,092 shares of Common Stock available at May 31, 2021 under the 2011 Plan and 229,137 shares of Common Stock available at May 31, 2021 under the 2017 Director Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2021, Ms. Quinton is in her first year, Ms. Lucchese is in her fifth year and Mr. Cleary is in his third year of being subject to the Stock Ownership Guidelines and are all subject to the six year phase-in rule. Mr. Warwick became Chief Executive Officer effective August 1, 2021 and, accordingly, fiscal year 2022 will be his first year subject to the Stock Ownership Guidelines. Ms. Newman is currently at 74% of her required ownership level.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of fewer than three or more than fifteen directors. During fiscal 2021, the Board was comprised of nine members. In August 2021, the Class A Stockholders set the Board at 10 directors and Verdell Walker is being put forth as a nominee for the vacancy created.

As previously announced, Richard Robinson, the Company's controlling stockholder, Chairman of the Board, Chief Executive Officer and President, passed away on June 5, 2021.  Following Mr. Robinson's death, the Board took certain actions at a special meeting held on July 18, 2021 in connection with the governance of the Company. Andrew S. Hedden, the Company’s current Executive Vice President, General Counsel and Secretary, who is currently over the age of 75 and a non-independent director, resigned from the Board and Robert Dumont was elected by the remaining Class A directors to fill the vacancy as a designee of the Robinson Family. Iole Lucchese was elected by the remaining Class A directors to fill the vacancy resulting from Mr. Robinson’s untimely passing and was then appointed Chair of the Board by all of the Company’s directors (other than Ms. Lucchese). Peter Warwick, a current director of the Company, was elected as the Company’s Chief Executive Officer and President effective August 1, 2021 by all directors other than Mr. Warwick.  In addition, based upon the recommendation of the HRCC, the Board approved an employment agreement between Mr. Warwick and the Company.  See “Agreement with Chief Executive Officer” on page 17 for a discussion of the employment agreement.  Effective as of July 18, 2021, Mr. Warwick resigned from the Board's Audit, Human Resources and Compensation and Technology and Data Management Committees since he is no longer an independent director.

The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

Andrés Alonso	CEO, Andrés A. Alonso LLC, Weehawken, NJ and Former Co-Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	64	2015

Mary Beech	Chief Executive Officer, Sarah Flint, New York, NY	50	2018

Robert Dumont	Principal, Robert Dumont, PLLC New York, NY	69	2021

Iole Lucchese	Chair of the Board, Executive Vice President, Chief Strategy Officer of the Company	54	2021

Verdell Walker	Head, Kids Audio Content, Spotify USA Inc., Los Angeles, CA	34	**

Peter Warwick	Chief Executive Officer of the Company	69	2014

Margaret A. Williams	Former Principal, M Williams Consulting, Westerly, RI	66	2010

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	70	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	66	2007

John L. Davies	Private Investor, Washington, DC	71	2000

*	The dates set forth above indicate the date such director was elected as a director of the Company.
**	Nominee

Andrés Alonso. Dr. Alonso is an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America.  He is the Former Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program.  Previously, he led the Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013.  From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. Dr. Alonso is actively involved with many institutions, including as a trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a trustee of the William T. Grant Foundation, a trustee of the Data Quality Campaign, a trustee of the Panasonic foundation, a board member of the Annenburg project and a trustee of the Teachers College of Columbia University Advisory Council.  He is past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Mary Beech. Ms. Beech is the Chief Executive Officer of Sarah Flint, an artisan-made luxury footwear brand for women. As such, she is responsible for the growth of the brand and business, with direct responsibility for finance, operations and logistics, merchandising and planning, production, marketing and customer experience. Prior to joining Sarah Flint in February 2020, Ms. Beech was the principal of MRB Brand Consulting, having also served as Executive Vice President and Chief Marketing Officer of Kate Spade New York, where she was responsible for all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production) and communications for the brand, having been appointed as Senior Vice President and Chief Marketing Officer in 2013. From 2000 to 2013, Ms. Beech held various management, marketing, licensing and brand management positions at The Walt Disney Company, ultimately as its Senior Vice President, Global Licensing and Marketing for the Disney Pixar Animation licensing group. Prior to Disney, Ms. Beech also worked in marketing positions in the fashion industry, namely Ralph Lauren Corporation and Ann Taylor, Ltd. Ms. Beech is a graduate of Wake Forest University.

Robert L. Dumont. Mr. Dumont is an attorney and currently the principal of Robert Dumont PLLC, a boutique law firm specializing in tax and estate planning for international private clients and family offices. Mr. Dumont established his private practice after thirty years of experience with large organizations: first as a partner in the law firm of Baker & McKenzie LLC and then as the leader of Deloitte Tax LLP’s international private client practice. Mr. Dumont is a member of the Bar of the State of New York, the Bar of England and Wales (non-practicing solicitor) and the Society of Trust and Estate Practitioners (STEP).

Iole Lucchese. Ms. Lucchese was appointed the Chair of the Board in July 2021 and is the Executive Vice President and Chief Strategy Officer of the Company.  She also serves as President, Scholastic Entertainment and formerly served as Co-President and subsequently, as President of Scholastic Canada. As Chief Strategy Officer, Ms. Lucchese advances the Company’s strategic and creative initiatives across all business units, including new initiatives, existing business transformation, and cross-Company marketing. Ms. Lucchese has a strong track record of achieving change over the course of her thirty years at the Company, including the significant expansion of the book publishing and distribution group during her senior management roles with Scholastic Canada, cementing the Company’s position as the #1 children’s book publisher in that market.  In addition to her corporate oversight, Ms. Lucchese is also responsible for the Company’s digital content and e-commerce strategy, ensuring modernization and a direct-to-parents approach. As President, Scholastic Entertainment, Ms. Lucchese has overseen a rapid expansion of the award-winning division, bringing Scholastic’s highly-engaging intellectual property to new formats and reaching new audiences and enhancing the strength of the Company’s brand.

Verdell Walker.  Ms. Walker is currently the Head of Kids Audio Content at Spotify, Inc. where she is responsible for developing and managing the audio content business serving young kids and their parents. At Spotify, Ms. Walker oversees the development and production of high-quality audio content designed for kids age 3-9. Before joining Spotify, Ms. Walker was a Global Brand & Content Marketing Manager for the Thomas & Friends™ franchise at Mattel, Inc., where she developed new ways to modernize the brand. As an HBS Leadership Fellow, Ms. Walker worked as Director of Strategy in the corporate planning group at Sesame Workshop, where she developed her thirst for children’s entertainment and media. A graduate of Harvard Business School, Ms. Walker also graduated Phi Beta Kappa from Trinity College, CT. Ms. Walker began her career on Wall Street as an analyst working for Goldman Sachs and also worked in The Wall Street Journal’s global advertising sales division.

Peter Warwick.  Mr. Warwick was elected as the Company’s President and Chief Executive Officer in July 2021 and has worked in the publishing and information industry for more than 35 years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that, he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Margaret A. Williams. Ms. Williams is a crisis communication and management consultant based in Westerly, RI. For fifteen years she was a founding partner of GriffinWilliams Critical Point Management, a Washington D.C. firm, helping clients navigate external communications and management challenges. From 2014 to 2017, Ms. Williams took leave from her consulting business to serve as director of Harvard’s Institute of Politics. Ms. Williams held numerous senior leadership, management, strategic and crisis communications positions at the White House and other public and private institutions over the course of a political and children’s advocacy career spanning nearly three decades. During the Clinton administration, Ms. Williams served as assistant to the President and chief of staff to First Lady Hillary Clinton, the first person to hold both positions concurrently.  She is a former president of Fenton Communications; served as director of communications for the Children’s Defense Fund; and was deputy director of media relations for the Center on Budget and Policy Priorities.  Ms. Williams began her public service career in 1977 as a staffer for Rep. Morris K. Udall of Arizona, a national leader in the conservationist and environmental movements. She is vice chair of the Rhode Island School of Design (RISD) board of trustees and has served on the boards of the Milano Graduate School of Management and Urban Policy at the New School University; the Harvard University’s Institute of Politics; Brandeis University’s Eli Segal Citizen Leadership Program and as the Director of the Institute of Politics at Harvard’s John F. Kennedy School of Government.  Ms. Williams holds an MA from the Annenberg School of Communication at the University of Pennsylvania and BA in Politics from Trinity College, Washington D.C.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13 and as the President of the Book Trade Benevolent Society from 2013-2017. Mr. Young is a board member of Tate Enterprises, Millbank, London, and is the Chairman of Canongate Books Ltd., the Scottish independent publisher.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lions Gate Entertainment Corp., where he has oversight of all financial operations, information technology, and planning and setting strategy as a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007 with company-wide responsibilities encompassing financial oversight of Time Warner’s various business units, including publishing operations Time Inc., Little Brown, and Warner Books.  Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting matters.  While at Ernst & Young, Mr. Barge served clients across a wide variety of industries, and larger client responsibilities included The Coca-Cola Company and Warner Bros. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•

Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•

Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Mary Beech

•	Significant executive and management experience in all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production).
•	Deep understanding of devising and executing digital strategies for consumer-facing products.
•	Leadership experience with prior direct responsibility for the marketing, licensing, project management, finance, production, and creative and content development for media properties.
•	Extensive understanding of operations and brand and product strategy for multinational companies.

Robert L. Dumont

•	Significant legal, tax and policy expertise.
•	Experience advising family offices and heirs.
•	Considerable executive experience and leadership.

Iole Lucchese

•	Proven track record in advancing the Company’s strategic and creative initiatives across all operating units.
•	Extensive leadership in business transformation and operational experience in corporate strategy, publishing, entertainment, digital media and marketing and branding.
•	Significant international experience, holding senior executive positions in Canada and the U.S.
•	Children’s media content expertise, including advising on the Company’s new product and program offerings.

Verdell Walker

•	Deep understanding of content creation and growing direct-to consumer brands, particularly in the children’s entertainment market.
•	Experience in leading digital transformation of businesses.
•	Comprehensive understanding of children’s media landscape.
•	A generational perspective consistent with demographics of the Company’s customers.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.
•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
•	Significant international experience, holding senior executive positions in the U.K., Asia Pacific and U.S.
•	Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.
•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.
•	Extensive experience as a crisis communication strategist.
•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.
•	Trustee or director of educational organizations.

David J. Young

•	Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.
•	Over forty years of executive and management experience in the publishing field.
•	Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•	Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•	Significant executive and management experience in media and entertainment.
•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•	Significant experience in using technology to achieve business objectives.

•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
•	Broad financial experience, including experience as a certified public accountant.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•	Significant international experience as the founder of AOL International.
•	Investor and shareholder in several public and privately held companies.

Board Leadership Structure and Risk Oversight

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation and retirement programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks in connection with technology. Additionally, the Technology and Data Management Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below.  Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

During the COVID-19 pandemic, the Board and the relevant Board committees took an active and heightened role in the risk management process relating to the Company’s identification of the significant risks presented by the pandemic and the strategies and actions being implemented on a continuous basis by the Company in order to deal with these risks, including both financial risks relating to the impact of COVID-19 on the business of the Company and the actions implemented in the human resources context of the pandemic, including, in particular, the health and safety of employees and measures, such as the closing of facilities, converting to a remote working environment, and other employee actions, including reduced workweeks and furloughs, necessitated to deal with the impact of COVID-19.

Meetings of the Board and its Committees

Five regular meetings of the Board were held during the fiscal year ended May 31, 2021. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member.

The Board currently has five standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate.

Executive Committee. Richard Robinson was a member of the Executive Committee until his passing on June 5, 2021. John L. Davies and Peter Warwick are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2021.

Audit Committee. James W. Barge (Chairperson) and John L. Davies and Peter Warwick were the members of the Audit Committee for the fiscal year ended May 31, 2021. Mr. Warwick resigned from the Audit Committee on July 19, 2021 in anticipation of his commencing service as the Company’s Chief Executive Officer and the Board elected Mr. Young, who had previously served as a member of the Audit Committee, to replace him. Each member of the Audit Committee is (and Mr. Warwick was) independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent public registered accountants and pre-approves any non-audit services to be provided by them, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and meets with both the internal auditors and independent public registered accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The

Company fully outsources its internal audit function to one of the big four accounting firms that is not its independent registered public accountants, which functions as the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2021.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Mary Beech, Margaret A. Williams and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Prior to his election as the Company’s Chief Executive Officer, Mr. Warwick also served on the HRCC. Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. In addition to its human resources responsibilities, the HRCC Committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Company’s 401(k) Plan (the “401(k) Plan”) and with respect to the powers enumerated therein, including the power to amend or terminate the 401(k) Plan. The HRCC Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the 401(k) Plan, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the 401(k) Plan. The HRCC held six meetings during the fiscal year ended May 31, 2021.

Nominating and Governance Committee. Margaret A. Williams (Chairperson), Andrés Alonso and James W. Barge are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held four meetings during the fiscal year ended May 31, 2021.

Technology and Data Management Committee. David J. Young (Chairperson), Andrés Alonso and Mary Beech are the current members of the Technology and Data Management Committee. Prior to his election as the Company’s Chief Executive Officer, Mr. Warwick also served on the Committee. The primary objectives of the Technology and Data Management Committee are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cyber security, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. The Technology and Data Management Committee held three meetings during the fiscal year ended May 31, 2021.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board determined that all persons who served on the Board in fiscal 2021, other than the late Mr. Robinson, who was an executive officer of the Company, and Mr. Hedden, who resigned from the Board on July 18, 2021 and is an executive officer of the Company, were independent, as defined in the NASDAQ listing standards. For fiscal 2022, the Board has determined that Mr. Warwick and Ms. Lucchese, who are executive officers of the Company, are not independent directors as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the non-employee directors of the Company (the “Outside Directors”) as the current Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Board Chair and the Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising each of the Board Chair and the Chief Executive Officer of decisions reached or suggestions made at executive sessions.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas. Of the Company’s nine incumbent directors and one director nominee, four have self-identified as women, one has self-identified as Hispanic and two have self-identified as Persons of Color.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board. In fiscal 2021, the Company retained SpencerStuart who identified Verdell Walker as a suitable candidate for election as a director at the Annual Meeting.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide: (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person, either physically or through virtual meetings, or by telephone. Management provides all directors with an agenda and relevant written materials as available in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed any materials provided in advance of the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the directors attended the virtual 2020 Annual Meeting of Stockholders.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. The Board completed and discussed the results of its annual self-assessment for fiscal 2020 in September 2020.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Hedging Policy. The Company has not, to date, adopted a specific stand-alone hedging policy.  However, the Company’s written policy on insider trading contains prohibitions on certain types of hedging activities by employees, including prohibitions on short sales of the

Company’s stock, as well as sales of uncovered call or put options and purchases of put options on the Company’s stock.  The Company has no reason to believe that its directors and executive officers have been engaged in any hedging transactions in violation of such prohibitions, but it will continue to monitor securities transaction activities and may in the future adopt additional specific restrictions on hedging activities.  The Company has on occasion permitted executives and directors to pledge shares of Common Stock in support of bona fide loans for legitimate purposes, including, as noted under “Principal Holders of Class A Stock and Common Stock” and “Share Ownership of Management” above for Mr. Barge and the late Mr. Robinson.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP, or an established contingency pool thereunder, for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting or its September meeting, the HRCC establishes performance criteria for annual bonuses to be awarded under the MIP or any successor plan or program to the MIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers.

Under the Company’s current practice, equity-based compensation awards to senior management, including the Named Executive Officers, under the Company’s stock incentive plans are typically considered and made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, other than in connection with grants being made to new hires, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings. All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. Please refer to page 17 for a description of the terms of the employment agreement with Mr. Warwick who became the Company’s President and Chief Executive Officer in August 2021. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the independent compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC.  After such review, in fiscal 2021, the HRCC unanimously determined that Pay Governance LLC was independent.  Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest. In fiscal 2014, the Named Audit Committee reviewed and approved a transaction with a company owned by a Named Executive Officer, Judith Newman, which is described in “Transaction with Executive Officer” on page 31 herein. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

For fiscal 2021, each Outside Director of the Company was entitled to receive a cash retainer of $75,000 for his or her services as a director, and each Committee chairperson was entitled to receive additional amounts for the chairperson’s duties at the rate of $5,000 for the Technology and Data Management Committee chairperson; $15,000 in the case of each of the chairpersons of the Nominating and Governance Committee and the HRCC and $20,000 for the chairperson of the Audit Committee.  However, at its July 2020 meeting, upon recommendation of the HRCC, the Board approved the confirmation of the program instituted for the last quarter of fiscal 2020 in response to the pandemic and provided for a 20% reduction in the cash compensation, including the retainer and chairperson’s fees, payable in respect of the first quarter of the 2021 fiscal year, consistent with the salary reductions applicable to senior management, including the Named Executive Officers, as discussed on page 13 of this proxy statement, which reductions are reflected in the compensation table below. At its July 21, 2021 meeting, the Board, following the recommendation of the HRCC with the advice of its independent compensation consultant, approved an increase in the annual cash retainer from $75,000 to $85,000, an increase in the annual fee for the Chairperson of the Technology and Data Management Committee from $5,000 to $15,000 and the institution of an annual fee of $25,000 for the Lead Independent Director in order to provide greater alignment of the Company’s practices with those of its peer group.

In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”), provides for annual equity awards to the Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2020 meeting, determined that, for fiscal 2021, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $90,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the 2017 Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 23, 2020, the date of the 2020 Annual Meeting of Stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units made on September 23, 2020, the entire grant vests on September 22, 2021. The stock options granted on September 23, 2020 will expire on September 23, 2030. The Board, at its July 21, 2021 meeting, determined that, for fiscal 2022, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $100,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2021.

Fiscal Year 2021 Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$71,250	$53,986	$36,014	$0	$0	$161,250
James W. Barge	$90,250	$53,986	$36,014	$0	$0	$180,250
Mary Beech	$71,250	$53,986	$36,014	$0	$0	$161,250
John L. Davies	$85,500	$53,986	$36,014	$0	$0	$175,500
Peter Warwick	$71,250	$53,986	$36,014	$0	$0	$161,250
Margaret A. Williams	$85,500	$53,986	$36,014	$0	$0	$175,500
David J. Young	$76,000	$53,986	$36,014	$0	$0	$166,000

(1)

Richard Robinson, the Company’s former Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, did not receive compensation for their service as a director during fiscal 2021.

(2)	Reflects the 20% reduction of the fourth quarter’s retainer and chairperson fees, as discussed above.
(3)

Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2021 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director, listed in the table above, had 2,636 restricted stock units outstanding as of May 31, 2021, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $39.33 per restricted stock unit. The difference between the amounts listed above and the $54,000 (60% of $90,000) is due to rounding.

(4)

Represents the aggregate grant date fair value of stock options granted in fiscal 2021 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2021, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $10.38 per option. The difference between the amounts listed above and the $36,000 (40% of $90,000) is due to rounding. At May 31, 2021, Dr. Alonso had 21,581 options outstanding; each of Mr. Barge and Ms. Williams had 32,652 options outstanding; each of Ms. Beech and Mr. Davies had 14,626 options outstanding; Mr. Warwick had 23,889 options outstanding and Mr. Young had 21,326 options outstanding.

PROPOSAL 2:
APPROVAL OF THE SCHOLASTIC CORPORATION
2021 STOCK INCENTIVE PLAN

Upon the recommendation of the Human Resources and Compensation Committee (the “HRCC”), the Board of Directors has unanimously approved and is submitting to the holders of the Class A Stock, for their consideration and approval, the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”). The Board adopted the 2021 Plan at its meeting on July 21, 2021, subject to the approval of the holders of the Class A Stock.

The 2011 Stock Incentive Plan (the “2011 Plan”), which will expire on September 21, 2021, is the only plan under which equity awards may be granted to the Company’s employees and consultants. Stock options and restricted stock units have historically been the Company’s principal form of long-term incentive compensation and have been granted as a means to motivate superior performance and to link directly the economic interests of executives and other key employees with those of stockholders. As of July 31, 2021, there were an aggregate of 4,709,220 options to purchase shares of Common Stock and 160,838 restricted stock units outstanding under the 2011 Plan.

Approval is sought from the holders of the Class A Stock of the 2021 Plan, pursuant to which an aggregate of 2,500,000 shares of Common Stock will be reserved for issuance. The Board believes that the ability to award stock options and restricted stock units under the 2021 Plan in appropriate circumstances is consistent with and supportive of the purposes underlying the Company’s long-term incentive programs to attract and retain employees and to motivate superior performance. The 2021 Plan also permits similar stock-based awards to be granted under certain conditions in foreign jurisdictions. Reference is also made to the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the Company’s long-term incentive compensation philosophy and goals.

The following is a brief summary of the principal provisions of the 2021 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, set forth as Appendix A hereto.

Summary of the 2021 Plan.

Purpose. The purpose of the 2021 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock-based incentives to employees of, and consultants to, the Company and its affiliates (as defined in the 2021 Plan), thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders of the Company.

Administration. The 2021 Plan will be administered by the HRCC, or such other committee as may be designated by the Board (the “Committee”), comprised of two or more non-employee directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act, a “non-employee director” as defined in Rule 16b-3. The HRCC currently is comprised of four members, each of whom meets the foregoing requirements.

The Committee will have the full authority and discretion to administer and interpret the 2021 Plan, including the authority: (i) to grant discretionary awards under the 2021 Plan, (ii) to determine the persons to whom discretionary awards will be granted, (iii) to determine the types of discretionary awards to be granted, which must be either non-qualified stock options or restricted stock units, (iv) to determine the terms and conditions of each discretionary award, (v) to determine the number of shares of Common Stock to be covered by each discretionary award, (vi) to prescribe the form or forms of instruments evidencing awards, and (vii) to make all other determinations and interpretations in connection with the 2021 Plan and awards made thereunder as the Committee, in its sole discretion, deems necessary or desirable.

The Committee may also, in its discretion, extend or accelerate the exercisability of an award granted under the 2021 Plan, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the 2021 Plan or of any award or otherwise amend or modify any award in any manner that is not adverse to the participant to whom the award was granted.

The terms and conditions of individual awards will be set forth in individual award agreements which will be consistent with the terms of the 2021 Plan. Awards under the 2021 Plan may not be made on or after September 22, 2031, the tenth anniversary of the date the Plan in expected to be approved by the holders of the Class A Stock of the Company, but awards granted prior to such date may extend beyond that date.

Eligibility. Pursuant to the 2021 Plan, all employees of, and consultants to, the Company or any of its affiliates are eligible to be granted non-qualified stock options and restricted stock units, if so determined by the Committee. Based on the current standards developed by the Company’s Human Resources Department and which have been applied by the Committee under the 2011 Plan, the Company estimates that the approximate number of employees who would currently comprise the group eligible to be considered for awards under the 2021 Plan would be 27 employees.

Types of Awards Under the 2021 Plan.

Options. The Committee may grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed ten years), the exercise price, the vesting schedule and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant. For purposes of the 2021 Plan, fair market value is defined as the average of the high and low of the stock prices on the grant date.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant, and the Committee, in its sole discretion, may accelerate the exercisability of such options. Payment of the exercise price may be made through various means, including paying the exercise price in cash, by means of a cashless exercise program or by other methods, including the surrender of shares of Common Stock. The 2021 Plan provides for the automatic exercise of any option then outstanding on the last business day of the option exercise period, provided that the fair market value (as defined above) of the option exceeds the grant price by a minimum specified value, currently set at $.50 per share.

Restricted Stock Units. The Committee may award restricted stock units, which are grants of units that, upon vesting, are settled by delivery of an equivalent number of shares of Common Stock or as otherwise determined by the Committee. The vesting conditions may be time-based or performance-based or a combination thereof. The recipient of a restricted stock unit award does not have any rights of a stockholder prior to the settlement of the units by delivery of shares of Common Stock. Dividend equivalent units may be awarded in the discretion of the Committee. Recipients of restricted stock units are required to enter into a restricted stock unit agreement with the Company, which sets forth the terms and conditions of the awards, including the vesting dates for the restricted stock units, and any performance criteria.

If the grant by the Committee of restricted stock units is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, business dispositions and acquisitions) and other similar events or circumstances. The performance goals will be based on one or more of the objective criteria determined in accordance with Exhibit A to the 2021 Plan, included as Appendix A hereto, or such other business criteria as the Committee may determine.

Amendment and Termination. The 2021 Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination may increase the aggregate number of shares of Common Stock reserved for awards or the maximum individual share limits, change the classification of employees or consultants eligible to receive awards, decrease the minimum exercise price of any option, extend the maximum option period or otherwise effect an amendment that would require stockholder approval under Rule 16b-3 under the Exchange Act, unless such amendment receives stockholder approval to the extent required by Rule 16 b-3 and also under any applicable stock exchange rules.

Share and Other Limitations. Initially, a maximum of 2,500,000 shares of Common Stock may be issued or used for reference purposes pursuant to the 2021 Plan. Common Stock issued under the 2021 Plan will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock. In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the 2021 Plan.

The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 2021 Plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar event to the extent provided in the 2021 Plan.

Miscellaneous. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine, at the time of grant or thereafter, that a stock option that is otherwise nontransferable will be transferable in whole or in part to family members (as defined in the 2021 Plan) and may specify the circumstances and conditions under which such option may be transferred.

Material Federal Income Tax Consequences Relating to the 2021 Plan

The rules concerning the federal income tax consequences with respect to non-qualified stock options and restricted stock units granted pursuant to the 2021 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, possibly with retroactive effect, as are the interpretations and applications of such statutory provisions, which may also vary in individual circumstances. The following summary is designed to provide a general understanding of the material federal income tax consequences relating to the 2021 Plan under current law. The summary does not address state, estate, inheritance, local or foreign taxes of any kind.

Non-Qualified Stock Options. In general, a recipient will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of grant. Upon the exercise of a non-qualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of exercise.

Restricted Stock Units. In general, a recipient will not realize any taxable income upon the grant of a restricted stock unit and the Company will not receive a deduction at the time of grant. A recipient is generally taxed at vesting, when the applicable forfeiture restrictions lapse and shares of Common Stock or an equivalent amount of cash is delivered to the recipient in settlement of the award. The amount of income, which is treated as ordinary income, subject to tax is the difference between the fair market value of the award at the time of vesting or delivery of shares, minus the amount paid for the award, if any. Upon a subsequent sale of Common Stock received upon settlement of the award, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of vesting or delivery of the shares of Common Stock.

Allocation of Awards under the 2021 Plan. As of the date of this proxy statement, no awards have been made under the 2021 Plan. Because of the flexibility that the 2021 Plan provides, the cost of the 2021 Plan will vary depending on the terms of the individual grants awarded to employees. In addition, the allocation of awards under the 2021 Plan is not currently determinable since such allocation is dependent upon future decisions to be made by the Committee in its sole discretion, subject to the provisions of the 2021 Plan. Accordingly, it is not possible to determine the amounts of benefits that will be received under the 2021 Plan by the Named Executive Officers, all executive officers as a group or all employees other than executive officers. For comparison purposes, please refer to the stock option awards under the Company’s 2011 Plan in fiscal 2021, shown in the table titled “Grants of Plan-Based Awards” on page 24 herein. In addition to the grants shown in that table, in fiscal 2021, 251,787 stock options were granted to other members of senior management as a group and 1,858,029 stock options were granted to all other employees. As a result of Covid-19 and its impact on the Company, a special one-time grant of stock options was made to the Company’s manager-level and employees above in lieu of merit increases during fiscal 2021 and is not reflective of expected future grant patterns under the 2021 Plan. The Scholastic Corporation 2017 Outside Directors’ Stock Incentive Plan provides for grants of stock options to non-employee directors. Grants to non-employee directors are more fully described herein under the caption “Director’s Compensation.”

Current Stock Information. On July 29, 2021, the closing price of the Company’s Common Stock on the NASDAQ National Market System was $33.56.

Recommendation

The Board of Directors recommends that the holders of the Class A Stock vote FOR the approval and adoption of the Scholastic Corporation 2021 Stock Incentive Plan. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve the Scholastic Corporation 2021 Stock Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2022. A representative of EY will be present via the internet at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $5,787,390 for fiscal 2021 and $5,449,450 for fiscal 2020. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2021 and May 31, 2020 are summarized in the table below.

	Fiscal 2021 $	Fiscal 2020 $
Audit Fees	$3,544,235	$3,720,988
Audit-Related Fees	$79,000	$104,000
Tax Fees	$2,164,155	$1,624,462
All Other Fees	$0	$0
TOTAL FEES	$5,787,390	$5,449,450

Type of fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2021 and fiscal 2020, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2021 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent registered public accountants, the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with the firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
David Young

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2022 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 12, 2022 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2022 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2022. Nominations of individuals for election to the Board at the 2022 Annual Meeting must be received by the Secretary of the Company no later than June 26, 2022.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

Appendix A

SCHOLASTIC CORPORATION 2021 ST`OCK INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Scholastic Corporation 2021 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees of, and Consultants to, the Company and its Affiliates stock-based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees and Consultants in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1“ACQUISITION EVENT” has the meaning set forth in Section 4.2(d).

2.2“AFFILIATE” means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company or a Parent; and (v) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.3“AWARD” means any award under this Plan of any (i) Stock Option; (ii) Restricted Stock Unit; or (iii) other awards providing benefits similar to a Stock Option or Restricted Stock Unit and which are designed to meet the requirements of a Foreign Jurisdiction.

2.4“AWARD AGREEMENT” means, with respect to each Award, a written or electronic agreement or communication between the Company and the Participant setting forth the terms and conditions of the Award, including, without limitation, a Stock Option Agreement and Restricted Stock Unit Agreement.  An Award Agreement may, but need not, require as a condition of its effectiveness that such Award Agreement be executed by the Participant, including by electronic signature or other electronic indication of acceptance.

2.5“BOARD” means the Board of Directors of the Company.

2.6“CAUSE” means, with respect to the Termination of Employment of an employee or Termination of Consultancy of a Consultant, (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of grant that defines “cause” (or words of like import), termination that is or would be deemed to be “for cause” (or words of like import) as defined under such employment agreement or consultancy agreement at the time of grant, as determined by the Committee in its sole discretion.

2.7“CODE” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be deemed to include a reference to any successor provision and the Treasury regulations and other guidance promulgated thereunder.

2.8“COMMITTEE” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and to satisfy any other independence requirement under the rules of the NASDAQ Stock Market, Inc. (“NASDAQ”); provided, however, that if and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

2.9“COMMON STOCK” means the Common Stock, $.01 par value per share, of the Company.

2.10“COMPANY” means Scholastic Corporation, a Delaware corporation, and its successors by operation of law.

2.11“CONSULTANT” means any non-employee advisor or consultant to the Company or its Affiliates.

2.12“DISABILITY” means (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant, or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “disability”, “total and permanent disability”, as defined in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion; (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant at the time of the relevant grant that defines “disability”, “disability” as defined under such employment agreement or consultancy agreement, as determined by the Committee in its sole discretion; or (iii) in the case of an Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code (“Section 409A Award”), “disability” as defined in Section 409A(2)(C) of the Code.

2.13“EFFECTIVE DATE” means the effective date of this Plan as defined in Article XII.

2.14“ELIGIBLE EMPLOYEE” means each employee of the Company or an Affiliate.

2.15“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.16“FAIR MARKET VALUE” means, unless otherwise required by any applicable provision of the Code, as of any date, the mean between the high and low sales prices of a share of Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded (including, without limitation, the NASDAQ Stock Market LLC) or (ii) if not traded on any such national securities exchange, the mean of the closing bid and asked prices of a share of Common Stock as reported by an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not readily tradable on a national securities exchange, or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee, taking into account all factors that the Committee deems relevant, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code.

2.17“FAMILY MEMBER” means, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Securities Act Form S-8.

2.18“FOREIGN JURISDICTION” means any jurisdiction outside of the United States including, without limitation, countries, states, provinces and localities.

2.19“PARENT” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.20“PARTICIPANT” means any Eligible Employee or Consultant to whom an Award has been made under this Plan.

2.21“PERFORMANCE GOALS” has the meaning set forth in Section 8.1.

2.22“PLAN” means this Scholastic Corporation 2021 Stock Incentive Plan, as amended from time to time.

2.23“RESTRICTED STOCK UNIT” means an Award having a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock until a share of Common Stock is ultimately distributed in settlement of the Award (other than the right to receive dividend equivalent amounts in accordance with Section 7.2 hereof).

2.24“RETIREMENT” means a Termination of Employment on or after age 55 and at least 10 years of continuous service with the Company or its Affiliates in accordance with the

Company’s standard retirement policies as in effect from time to time or such other definitions of Retirement as the Committee may determine from time to time in its discretion.

2.25“RULE 16B-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.26“SECURITIES ACT” means the Securities Act of 1933, as amended.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.27“STOCK OPTION” means any option to purchase shares of Common Stock granted to an Eligible Employee or Consultant under Article VI.

2.28“SUBSIDIARY” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.29“TERMINATION OF CONSULTANCY” means (i) the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed by the Consultant for the Company or an Affiliate; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a non-employee director upon the termination of his or her consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such individual is no longer a Consultant, an Eligible Employee or a non-employee director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.  In the case of a Section 409A Award, “Termination of Consultancy” shall be interpreted to mean “separation from service” as defined in Section 409A of the Code.

2.30“TERMINATION OF EMPLOYMENT” means: (i) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or non-employee director upon the termination of his or her employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such individual is no longer an Eligible Employee, a Consultant or a non-employee director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.  In the case of a Section 409A Award, “Termination of Employment” shall be interpreted to mean “separation from service” as defined in Section 409A.

2.31“TRANSFER”  means (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law).

ARTICLE III
ADMINISTRATION

3.1THE COMMITTEE.  The Plan shall be administered and interpreted by the Committee.  If for any reason the appointed Committee does not meet the “non-employee director” or “outside director” requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2GRANTS OF AWARDS.  The Committee shall have full authority and discretion to grant to Eligible Employees and Consultants, pursuant to the terms of this Plan, (i) Stock Options, (ii) Restricted Stock Units, or (iii) other awards providing benefits similar to Stock Options or Restricted Stock Units which are designed to meet the requirements of Foreign Jurisdictions.  All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic Award Agreement.  In particular, the Committee shall have the discretionary authority:

(a)to select the Eligible Employees and Consultants to whom Awards may from time to time be granted hereunder;

(b)to determine whether and to what extent Awards, including any combination of two or more Awards, are to be granted hereunder to one or more Eligible Employees or Consultants;

(c)to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation upon exercise, Performance Goals, any vesting schedule or acceleration thereof, and any forfeiture restrictions, or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, from time to time in any particular case, in its sole discretion);

(e)to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to an Award;

(f)to determine whether and under what circumstances or method an Award may be settled;

(g)to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of a Stock Option or other Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option or Award;

(h)to modify, extend or renew an Award, subject to Articles X and XIV herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the grant price of an Award may continue to be the original grant price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

(i)to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

(j)to delegate the day-to-day administration of the Plan to one or more officers of the Company or one or more agents, and such administrators may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted under the Plan, to maintain Plan administration records, to interpret the terms of Awards and to take such other actions as the Committee may specify.  Any action taken by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such administrator; provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee; and

(k)to make all other determinations or take such actions deemed necessary, appropriate, or advisable for the administration of the Plan.

3.3GUIDELINES.  Subject to Articles X and XIV hereof, the Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan.  The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, Foreign Jurisdictions to comply with applicable tax, securities, employment and other laws, and may impose any limitations and restrictions that it deems necessary to comply with such laws of such Foreign Jurisdictions.  To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4DECISIONS FINAL.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award.  A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.

3.5RELIANCE ON COUNSEL.  The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6PROCEDURES.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable.  A majority of the Committee members shall constitute a quorum if the Committee consists of an odd number of members.  If the Committee consists of an even number of members, 50% of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of those members present at a meeting at which there is a quorum .  Any decision or determination reduced to writing and signed by all the Committee members, in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7DESIGNATION OF CONSULTANTS/LIABILITY.

(a)The Committee may designate employees of the Company and Affiliates and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute Award Agreements or other communications (including by electronic signature or electronic acceptance) or other documents on behalf of the Committee.

(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any employee of the Company or Affiliate designated pursuant to Paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law, no officer of the Company or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.  To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company (or if applicable, of an Affiliate), each officer and member or former member of the Committee shall be indemnified and held harmless by the Company (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV
SHARE AND OTHER LIMITATIONS

4.1SHARES.  The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 2,500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) with respect to all types of Awards.  The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.  If any Stock Option granted under this Plan expires, terminates, or is canceled for any reason without having been exercised in full or, with respect to Stock Options, the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option shall again be available for the purposes of Awards under this Plan.  If Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company of a grant price or the price of the purchase of an Award, the number of shares of Common Stock exchanged as payment in connection with the exercise or purchase shall again be available for purposes of determining the number of shares of Common Stock available for Awards.  If Common Stock has been delivered by a Participant for payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of withholding taxes, the number of shares of Common Stock delivered by such Participant or reduced for payment of withholding taxes shall again be available for purposes of determining the number of shares of Common Stock available for Awards.

4.2CHANGES.

(a)The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate or any other corporate act or proceeding.

(b)Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in the capital structure of the Company, non-cash distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, or any other corporate transaction or event having an effect similar to any of the foregoing, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option or other Award granted under this Plan and the purchase price thereof may be appropriately adjusted consistent with such change in such manner as, and to the extent that, the Committee may deem equitable to prevent substantial dilution or enlargement (as determined by the Committee) of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)Fractional shares of Common Stock resulting from any adjustment in Stock Options or other Awards pursuant to Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(d)In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), each outstanding Award will be treated as the Committee determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or successor entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Acquisition Event; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Acquisition Event, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such Acquisition Event; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this Section 4.2(d), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.  Notwithstanding anything in this Section 4.2(d) to the contrary, prior to any payment or adjustment contemplated under this Section 4.2(d), the Committee may require a Participant to  bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code.

For the purposes of this Section 4.2(d), an Award will be considered assumed if, following the applicable transaction, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Stock); provided, however, that if such consideration received in such transaction is not solely common stock of the acquiring or succeeding corporation, the Committee may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of a Stock Option or upon the payout of a Restricted Stock Unit, for each share of Common Stock subject to such Award, to be solely common stock of the acquiring or succeeding corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition Event.  An Award that vests, is earned or is paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, that a modification to such performance goals only to reflect the successor corporation’s post-Acquisition Event corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

If the Acquisition Event does not constitute a change in ownership of the Company or change ownership of a substantial portion of the assets of the Company as provided under Section 409A (2) (A)(v), Restricted Stock Units that constitute Section 409A Awards shall be settled and paid on the date provided for in the Award Agreement, or if sooner, the earliest date on which such Restricted Stock Units may be paid without violating Section 409A of the Code.

4.3MINIMUM PURCHASE PRICE.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this

Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY

5.1GENERAL ELIGIBILITY.  All Eligible Employees and Consultants and prospective employees of and Consultants to the Company and its Affiliates are eligible to be granted Stock Options and Restricted Stock Units under this Plan or other Awards under this Plan providing benefits similar to each of the foregoing and which are designed to meet the requirements of Foreign Jurisdictions.  Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion.  The vesting and exercise of Awards granted to a prospective employee or Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI
STOCK OPTIONS

6.1STOCK OPTIONS.  Stock Options granted hereunder shall not be incentive stock options intended to satisfy the requirements of Section 422 of the Code.

6.2GRANTS.  The Committee shall have the authority to grant to any Eligible Employee or Consultant one or more Stock Options.

6.3TERMS OF STOCK OPTIONS.  Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)GRANT PRICE.  The grant price per share of Common Stock shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

(b)STOCK OPTION TERM.  The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted.

(c)EXERCISABILITY.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.  Stock Options may not be exercised during any period prohibited by the Company’s stock trading policies or applicable securities laws.

(d)METHOD OF EXERCISE.  Subject to whatever installment exercise, waiting period, and other provisions and limitations apply under Paragraph (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving notice of exercise to the Company, pursuant to such electronic or other procedures as may be specified by the Company or its Plan administrator from time to time, specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price as follows:

(i)in cash or by check, bank draft or money order payable to the order of the Company pursuant to procedures specified by the Company or its Plan administrator from time to time;

(ii)if the Common Stock is traded on a national securities exchange, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc., through a “cashless exercise” procedure whereby the Participant delivers irrevocable instructions to a broker approved by the Company to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Options and remit promptly to the Company an amount equal to the purchase price and any applicable withholding taxes; or

(iii)on such other terms and conditions as may be acceptable to the Company or its Plan administrator from time to time (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant by either actual delivery or attestation (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the exercise date as determined by the Company or its Plan administrator).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)FORM, MODIFICATION, EXTENSION AND RENEWAL OF STOCK OPTIONS.  Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of written or electronic Award Agreement or grant as is approved by the Committee from time to time, and the Committee may modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent).  Notwithstanding the foregoing, the Company shall not reduce the grant price of a Stock Option and shall not exchange a Stock Option for a new Award with a lower (or no grant price) without approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware.

(f)OTHER TERMS AND CONDITIONS.  Any Stock Option may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of this Plan, as the Committee shall deem appropriate.

(g)AUTOMATIC EXERCISE.  The Plan administrator may provide in a Stock Option Agreement or otherwise that any Stock Option outstanding on the last business day of the term of such Stock Option ("Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the Automatic Exercise Date.  Payment of the grant price of such Stock Option may be made pursuant to such procedures as may be approved by the Plan administrator from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.4.   For purposes of this Section 6.3(g), the term "Specified Minimum Value" means that the Fair Market Value per share of Common Stock exceeds the grant price of a share subject to an expiring Stock Option by at least $0.50 cents per share or such other amount as the Plan administrator shall determine from time to time.  The Plan administrator may elect to discontinue the automatic exercise of Stock Options pursuant to this Section 6.3(g) at any time upon notice to a Participant.  The automatic exercise of a Stock Option pursuant to this Section 6.3(g) shall apply only to a Stock Option award that has been timely accepted by a Participant under procedures specified by the Plan administrator from time to time.

ARTICLE VII
RESTRICTED STOCK UNITS

7.1AWARDS OF RESTRICTED STOCK UNITS.  Awards of Restricted Stock Units may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan.  The Committee shall determine the Eligible Employees or Consultants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of units to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.  An Award Agreement may condition the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or such other factors as the Committee may determine, in its sole discretion.

7.2RESTRICTED STOCK UNIT AWARDS.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any rights of a stockholder until Common Stock is issued thereunder.  Settlement of Restricted Stock Units may be settled in shares of Common Stock or otherwise as determined by the Committee or as set forth in the Award Agreement.  Dividend equivalent rights shall be payable in cash with respect to Restricted Stock Units only to the extent provided by the Committee or as set forth in the Award Agreement.  Until a Restricted Stock Unit is settled, the number of shares represented by the unit shall be subject to adjustment pursuant to Section 4.2.

ARTICLE VIII
PERFORMANCE GOALS

8.1PERFORMANCE GOALS, FORMULAE OR STANDARDS.  The Committee may condition the grant or vesting of Awards under the Plan upon the attainment of specified performance goals (“Performance Goals”) or such other factors as the Committee may determine, in its sole discretion.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  The applicable Performance Goals may be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

ARTICLE IX
NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY

9.1NON-TRANSFERABILITY.  Except as otherwise provided herein, no Stock Option, Restricted Stock Unit or other Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution.  Except as otherwise provided herein, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.  Notwithstanding any provision herein to the contrary, the Committee may determine at the time of grant or thereafter that a Stock Option that is otherwise not Transferable pursuant to this Section 9.1 is Transferable to, and exercisable by, a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred during the employee’s lifetime other than to the employee or another Family Member, and (ii) remains subject to the terms of this Plan and the Award Agreement.

9.2TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY.  The following rules apply with regard to the Termination of Employment or Termination of Consultancy of a Participant:

(a)RULES APPLICABLE TO STOCK OPTIONS.  Except as otherwise determined by the Committee or as provided in the applicable provisions of the Award Agreement or, if no rights of the Participant are reduced, as thereafter determined by the Committee:

(i)TERMINATION BY REASON OF DEATH OR DISABILITY.  If a Participant’s Termination of Employment or Termination of Consultancy is by reason of death or Disability, all Stock Options held by such Participant shall become fully exercisable on the date of such Termination of Employment or Termination of Consultancy and may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options.

(ii)TERMINATION BY REASON OF RETIREMENT.  In the event of a Participant’s Termination of Employment by reason of Retirement, for a period of three years from the date of such Termination of Employment, all unvested Stock Options held by such Participant shall continue to vest and all exercisable Stock Options may be exercised by the Participant, but in no event beyond the expiration of the stated terms of such Stock Options.

(iii)INVOLUNTARY TERMINATION WITHOUT CAUSE.  If a Participant’s Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.

(iv)TERMINATION FOR CAUSE OR FOR ANY REASON OTHER THAN DEATH, DISABILITY, RETIREMENT OR INVOLUNTARY TERMINATION WITHOUT CAUSE.  If a Participant's Termination of Employment or Termination of Consultancy is for Cause, all Stock Options held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy.  If a Participant's Termination of Employment or Termination of Consultancy is for any reason other than Cause, death, Disability, Retirement, or other than an involuntary Termination of Employment or Termination of Consultancy without Cause, including, without limitation, a voluntary Termination of Employment or Termination of Consultancy, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.

(b)RULES APPLICABLE TO RESTRICTED STOCK UNITS.  Except as otherwise provided in the applicable provisions of the Award Agreement and this Plan and except as provided in Article VIII hereof with respect to Restricted Stock Units intended to constitute Qualified Performance-Based Compensation:

(i)upon a Termination of Employment or Termination of Consultancy by a Participant (A) by the Company without Cause or (B) as a result of a Participant’s death, Disability or Retirement, all outstanding unvested Restricted Stock Units shall immediately vest and a share of Common Stock with respect to each Restricted Stock Unit shall be distributed within 30 days of such termination.

(ii)If a Restricted Stock Unit constitutes a Section 409A Award, no distribution shall be made upon a Participant’s Termination of Employment or a Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.

(iii)Except as provided in this Article IX, Restricted Stock Units that are not vested as of the date of a Participant’s Termination of Employment or

Termination of Consultancy for any reason shall terminate and be forfeited in their entirety on the date of such termination.

ARTICLE X
TERMINATION OR AMENDMENT OF PLAN

10.1TERMINATION OR AMENDMENT.  Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees or Consultants eligible to receive Awards under this Plan; (iv) decrease the minimum option price of any Stock Option; (v) extend the maximum option period under Section 6.3; or (vi) materially alter the Performance Criteria for Awards as set forth in Exhibit A.

10.2The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent.

ARTICLE XI
UNFUNDED PLAN

11.1UNFUNDED STATUS OF PLAN.  This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XII

GENERAL PROVISIONS

12.1LEGEND.  The Committee may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company electronically or otherwise that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for any shares issued under the Plan shall include any legend which the Committee deems appropriate to reflect any restrictions on Transfer if the shares of Common Stock available under the Plan are no longer registered under a Securities Act Form S-8 or any successor form.  All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The Company reserves the right to issue book entry shares in lieu of share certificates.

12.2OTHER PLANS.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3NO RIGHT TO EMPLOYMENT/CONSULTANCY.  Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or Consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate his or her employment or Consultancy at any time.

12.4WITHHOLDING OF TAXES.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any minimum Federal, state or local taxes required by law to be withheld.  Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee or as provided in the Award Agreement, by reducing the number of shares of Common Stock otherwise deliverable by the Company or by delivering shares of Common Stock already owned by the Participant.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

12.5LISTING AND OTHER CONDITIONS.

(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b)If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

(d)A Participant shall be required to supply the Company electronically or otherwise with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

12.6GOVERNING LAW.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

12.7CONSTRUCTION.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.8OTHER BENEFITS.  No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.9COSTS.  The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

12.10NO RIGHT TO SAME BENEFITS.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

12.11DEATH/DISABILITY.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award.  The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

12.12SECTION 16(b) OF THE EXCHANGE ACT.  All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of

Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith.  The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder.  If an officer (as defined in Rule 16b) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b.  Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b shall be inoperative and shall not affect the validity of this Section 12.12.  Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately cancelled and the Participant shall not have any rights thereto.

12.13SECTION 409A.  With respect to any Section 409A Award, this Plan and each Award Agreement are intended to be interpreted in a manner that conforms to or exempts such Award from the requirements of Section 409A of the Code.  To the extent required by Section 409A of the Code, upon a Termination of Employment or Termination of Consultancy (other than as a result of death) of a “specified employee” (within the meaning of Section 409A), Section 409A Awards shall be delayed until six months after such Termination of Employment or Termination of Consultancy if such termination constitutes a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and such distributions shall be made at the beginning of the seventh month following the date of the Specified Employee’s Termination of Employment or Termination of Consultancy.

12.14SUCCESSORS AND ASSIGNS.  This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

12.15SEVERABILITY OF PROVISIONS.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

12.16HEADINGS AND CAPTIONS.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XIII
EFFECTIVE DATE OF PLAN

13.1This Plan was adopted by the Board on July 21, 2021 and shall become effective on September 22, 2021, the date approved by the stockholders of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.

ARTICLE XIV
TERM OF PLAN

14.1No Award shall be granted pursuant to this Plan on or after September 22, 2031 (the tenth anniversary of the date this Plan was approved by the stockholders of the Company), but Awards granted prior to such tenth anniversary may extend beyond that date.

EXHIBIT A TO THE 2021 STOCK INCENTIVE PLAN

PERFORMANCE CRITERIA

Any Performance Goals established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards, shall be based on one or more of the following performance criteria either individually, alternatively, or in any combination applied either to the Company, an Affiliate or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; or (xx) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends.

The Committee may: (i) designate additional business criteria on which the Performance Criteria may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D58325-P60298 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. SCHOLASTIC CORPORATION SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 21, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 19, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/SCHL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 21, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 19, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Nominees: 01) James W. Barge 02) John L. Davies NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following:

D58326-P60298 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 22, 2021 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints PETER WARWICK and ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held virtually at www.virtualshareholdermeeting.com/SCHL2021, on Wednesday, September 22, 2021 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 26, 2021 by voting by September 19, 2021. Continued and to be signed on reverse side

SCHOLASTIC CORPORATION  Proxy for Annual Meeting of Stockholders, September 22, 2021  (The Solicitation of This Proxy is Made on Behalf of the Board of Directors)  The undersigned hereby appoints PETER WARWICK and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held live via the internet at www.virtualshareholdermeeting.com/SCHL2021 on September 22, 2021 at 9:00 a.m. E.D.T.   THIS PROXY IS CONTINUED ON THE REVERSE SIDE  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION CLASS A STOCK PROXY  Annual Meeting of Stockholders, September 22, 2021    The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:  For the election of: Andrés Alonso, Mary Beech, Robert Dumont, Iole Lucchese, Verdell Walker, Peter Warwick, Margaret A. Williams and David J. Young.  FOR:_________WITHHOLD: ________FOR ALL EXCEPT: _________  (Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below):  ___________________________________________________________________    For the approval of the Scholastic Corporation 2021 Stock incentive Plan.  FOR:__________AGAINST: __________ABSTAIN: __________   In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.   Date:  ______________________________ Class A Stockholder No. of Shares:   Please mark your vote as indicated in this example X